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                                                                   Exhibit 10.27



                          CONSOLIDATED WATER CO. LTD.

                             STOCK OPTION AGREEMENT


1. GRANT OF OPTIONS. As of the 15th day of December, 1998, Consolidated Water Co. Ltd. (the "Company") in consideration of that certain Contract, dated November 17, 1998, between the Company and R. J. Falkner and Company, Inc. (the "Contract") hereby grants to R. Jerry Falkner (the "Optionee'") stock options ("Options") to acquire 30,000 Ordinary Shares of CI$1.00 par value, of the Company ("Shares") at an exercise price of US$7.875 per share. The Options may be exercised in whole or in part from time to time, at any time until twelve (12) months after the Contract is terminated (the ""Expiration Date").

2. EXERCISE OF OPTIONS. To exercise all or part of the Options, the Optionee shall deliver to the Company written notice of such exercise, substantially in the form of Schedule I attached, indicating the number of Shares with respect to which the Optionee desires to exercise the Options, such notice to be accompanied by full payment of the aggregate exercise price of the Shares as to which the Options are exercised. Unless otherwise agreed in writing by the Company, the option price of any Shares purchased shall be paid in cash, by certified or official bank check, or by money order. On or as soon as practicable following the date of exercise, but in no event less than ten (10) days following such exercise, of all or part of the Options, the Company shall deliver to the Optionee a certificate or certificates representing the Shares acquired pursuant to any such exercise. The Optionee shall not be deemed to be a holder of any Shares subject to the Options unless and until a certificate for such Shares has been issued to the Optionee under the terms of this Agreement, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date any such certificate is issued, except as expressly provided in Section 3 hereof.

3.       ADJUSTMENTS

         a. If at any time while any unexercised options are outstanding, the outstanding Shares of the Company are changed into or exchanged for a different number or kind of Shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value, stock split-up, combination of shares or dividend payable in capital stock, or the like, then appropriate adjustment shall be made in the number and kind of Shares with respect to which the Options are exercisable and in the



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                  exercise price per Share with respect to the Options. Except as otherwise expressly provided in the preceding sentence, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted hereunder.

         b. Nothing herein shall affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the company's capital structure or its business;
                  (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to the Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or part of the assets or business of the Company; or (vi) any other corporate act or proceeding whether of a similar character or otherwise.

         c. For all purposes of this Agreement, the term "Shares" shall mean and include the Shares, together with any securities issued or exchanged with respect to the Shares upon any recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend or split-up or a combination of the securities of the Company.

4. ISSUANCE OF SHARES. As a condition of the issuance of Shares upon exercise of the Option, R. J. Falkner and Company, Inc. shall be rendering such services described in the Contract, or, if the Contract has been terminated, those services shall have been rendered and the Company may require the Optionee to enter into such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any law or regulation then in effect, including, but not limited to (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, (ii) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Company, necessary or appropriate to comply with the provisions of any securities law deemed by the Company



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         to be applicable to the issuance of the Shares and which are endorsed upon the Share certificates and (iii) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that, if the total of the number of Shares that the Optionee then owns together with the number of Shares in respect of which the Option is being exercised exceeds 5% of the total number of Shares then issued by the Company, the Optionee has obtained the approval of the Governor in Council of the Cayman Islands.

5. NONTRANSFERABILITY. The options granted hereunder shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and during the lifetime of the Optionee are exercisable only by the Optionee.

6. TERMINATION OF OPTION. At the close of business on the Expiration Date, any unexercised portion of the Option shall automatically and without notice terminate and become null and void.

7. INVESTMENT INTENT. The shares underlying the Options (the "underlying Shares") being received shall be purchased solely for the Optionee's own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, unless distribution, assignment or resale is in compliance with all applicable laws. No other person has a direct or indirect beneficial interest in the Options of the Underlying Shares. Optionee has not subdivided the beneficial ownership of the Options or the Underlying Shares with any other person.

8. REGISTRATION RIGHT. The Company shall file for registration of the Underlying Shares with the Securities and Exchange Commission ("SEC") upon the earlier to occur of: (a) when the Company registers any of its equity securities with the SEC and the form to be used for such registration may be used to register the Underlying Shares, or (b) the Expiration Date, or as soon as practicable, but not more than three months, thereafter, if the Company's Board of Directors determines, in good faith and in its reasonable business judgement, that (i) such registration would require the public disclosure of material non-public information concerning any pending or ongoing material transaction or negotiations involving the Company which, in the opinion of the Company's legal counsel, is not yet required to be publicly disclosed, and (ii) such disclosure would materially interfere with such transaction or negotiations or have a materially adverse effect on the Company. The Company may only postpone such registration after the Expiration Date so long as the Company diligently and in good faith continues to pursue such transaction or negotiations throughout the period of such postponement.



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         The Company shall provide written notice to the Optionee as soon as practicable (but in no event less than 30 days) before its initial filing of a registration statement with the SEC, which notice shall (a) specify the kind and number of securities to be registered and the proposed offering price or prices and distribution arrangements; and
         (b) include such other information that at the time and under the circumstances would be appropriate to include in such notice. All expenses reasonably related to the registration of the Underlying Shares shall be paid by the Company.

9. NOTICES. Any notice under this Stock Option Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's Secretary at its Principal executive offices; P. 0. Box 1114, Grand Cayman, B.W.I. and, in the case of the Optionee, to P.O. Box 1230, Crested Butte, Colorado 81224, U.S.A., subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

 10. ENTIRE AGREEMENT. This Stock Option Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties hereto with respect to the subject matter.

11. MISCELLANEOUS. This Stock Option Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands. Each party hereby consents to the personal jurisdiction of all courts of the Cayman Islands.


Date of Agreement: 20 JANUARY, 1999



                                         CONSOLIDATED WATER CO. LTD.



                                         By: /s/ Jeffrey M. Parker
                                             -----------------------------------
                                             Jeffrey M. Parker, Chairman and
                                             Chief Executive Officer



                                         OPTIONEE


                                         /s/ R. Jerry Falkner
                                         ---------------------------------------
                                         R. Jerry Falkner



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                                   SCHEDULE 1

Date:

Consolidated Water Co. Ltd.
P. 0. Box 1114
Grand Cayman, B.W.I.

Attention: Board of Directors

Re: Exercise of Stock Options

Dear Sir or Madam:

          Please be advised that pursuant to the Stock Option Agreement ("Stock Option"), dated as of December 15, 1998 between Consolidated Water Co. Ltd. (the "Company") and the undersigned ("Optionee"), Optionee hereby exercises the stock option ("Option") in the amount of ________________ ordinary shares of the Company and herewith tenders the following
_______________________________________________________________________________
having an aggregate value of ________________________________ (US$___________)
in payment for such ordinary shares. Capitalized terms not otherwise defined herein are defined as set forth in the Stock Option.

         Optionee requests _______________ stock certificates for such shares issued in the name of ____________________ whose address is ___________________
and whose social security number is ______________.

         Optionee hereby acknowledges, warrants and represents the following:

         (1) Optionee's acknowledgments, representations, warranties and agreements contained in the Stock option are true, complete and accurate as of the date of this letter.
         (2) The Option is presently exercisable and as such, has vested and has not expired.
         (3) Optionee is presently and has been in full compliance with all the terms, conditions and provisions of the Stock Option.


Sincerely,



Optionee